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                                                                       EXHIBIT 4


                          JOHN HANCOCK WORLD FUND -
                   JOHN HANCOCK PACIFIC BASIN EQUITIES FUND
                    A MASSACHUSETTS VOLUNTARY ASSOCIATION
                                   CLASS A

fully paid and non-assessable shares of beneficial interest, without par value, in John Hancock World Fund - John Hancock Freedom Pacific Basin Equities Fund (the "Fund"), a Massachusetts voluntary association established by the Declaration of Trust dated August 25, 1986, as amended from time to time, a copy of which, together with any amendments thereto (the "Declaration"), is on file with the Secretary of the Commonwealth of Massachusetts. The provisions of the Declaration are hereby incorporated in and made a part of this certificate as fully as if set forth herein in their entirety, to all of which provisions the holder and every transferee or assignee hereof by accepting or holding the same agrees to be bound. This certificate, and the shares represented hereby are negotiable and transferable on the books of the Fund by the registered holder hereof in person or by attorney upon surrender of this certificate properly endorsed. This certificate is issued by the Trustees of John Hancock World Fund
- John Hancock Freedom Pacific Basin Equities Fund, acting not individually but as such Trustees, and is not valid until countersigned by the Transfer Agent.

The name John Hancock World Fund - John Hancock Freedom Pacific Basin Equities Fund, is the designation of the Trustees under the Declaration of Trust dated August 25, 1986, as amended from time to time. The obligations hereunder are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Fund, but the Fund property or a specific portion thereof only shall be bound.

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Update date 3/1/94 jjm

Mass Fund

signed by Boudreau, Chairman

fund 58

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                          JOHN HANCOCK WORLD FUND -
                   JOHN HANCOCK PACIFIC BASIN EQUITIES FUND
                    A MASSACHUSETTS VOLUNTARY ASSOCIATION
                                   CLASS B



----------------------------

Update date 3/1/94 jjm

Mass Fund

signed by Boudreau, Chairman

fund 158